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EXHIBIT 99.3

Form of Election and Guide

        Please refer to the accompanying Joint Proxy Statement/Prospectus for an explanation of the terms of the election. If you tender your shares of Patina Oil & Gas Corporation common stock ("Patina Shares") to make an election, you will not be able to sell those Patina Shares, unless you revoke your election prior to the Election Deadline.

GUIDE TO FORM OF ELECTION (LOCATED ON THE NEXT PAGE)

        (1)   Please print the number of Patina Shares you are tendering herewith.

        (2)   The Social Security Number or Taxpayer ID Number as listed on your account. Please verify that this is your correct Social Security Number or Taxpayer ID Number. If your Social Security Number or Taxpayer ID Number is incorrect, please print the correct number in the area provided.

Choose one of the following Elections (Box 3, 4 or 5):

        (3)   If you mark this box, you are electing stock consideration for all of your Patina Shares tendered herewith, subject to possible allocation as described in the accompanying Joint Proxy Statement/Prospectus.

        (4)   If you mark this box, you are electing cash consideration for all of your Patina Shares tendered herewith, subject to possible allocation as described in the accompanying Joint Proxy Statement/Prospectus.

        (5)   If you mark this box, you are electing a combination of stock consideration and cash consideration, subject to possible allocation as described in the accompanying Joint Proxy Statement/Prospectus. Please insert the number of Patina Shares tendered herewith for which you are electing stock consideration, subject to possible allocation. Cash consideration, subject to possible allocation, will automatically be elected for the remainder of your Patina Shares tendered herewith.

Also:

        (6)   Mark this box and complete Box A on the next page if you are unable to locate any or all of your Patina Share certificates. You must also mark either Box (3), (4) or (5).

        (7)   Mark this box and complete Box B on the next page if you would like your stock or cash consideration to be issued in another name. You must also mark either Box (3), (4) or (5).

        (8)   All registered owners, as shown on the Election Form, must sign the Election Form. Do not sign the Patina Share certificates.

        (9)   Please give us your daytime and/or evening telephone number in case we need to contact you.

You must also complete Substitute Form W-9 (on the back of the Form of Election).

        If you elect to participate in the Election and your Patina Shares are held in certificated form, we must receive a properly completed Form of Election, together with your Patina Share certificate(s) (unless you follow the procedures for guaranteed delivery or use Election of Lost Patina Share Certificates) and any other required documents at one of the addresses below prior to 5:00 P.M., Houston, Texas time, on [    ] (the "Election Deadline"). Assuming that the merger is completed, you will not need to complete or execute a letter of transmittal with respect to any Patina Share certificate(s) that you tender with the Form of Election.

MAILING ADDRESSES

By Mail: (First Class, Registered or Certified) [ ]	By Overnight Courier: (FedEx, Airborne, UPS, DHL, USPS Express Mail) [ ]	By Hand: [ ]

        Delivery of the Form of Election to an address other than those set forth above will not constitute a valid delivery to the Exchange Agent.

        If you send certificate(s) representing Patina Shares with the Form of Election by mail, it is recommended that you use registered mail insured for 2% of the market value ($25.00 minimum), return receipt requested.

For more information, please call [                        ].

Detach Form Before Mailing

PATINA OIL & GAS CORPORATION FORM OF ELECTION

Your account information:

(1)	Number of Patina Shares tendered herewith:	(6)	☐ For lost certificates, mark this box and complete Box A below (you must also mark either Box (3), (4) or (5)).
(2)	Corrected Taxpayer ID No.:	(7)	☐ For a name change, mark this box and complete Box B below (you must also mark either Box (3), (4) or (5)).
			All Patina Oil & Gas Corporation stockholders making an election must sign below. The stockholder who provides the Social Security Number in Number 2 above must sign the Substitute Form W-9.
You must mark one and only one of Boxes (3), (4) or (5) to participate in the Election.		(8)
			Signature of Owner
(3)	☐ Mark this box for Stock Consideration for all of your Patina Shares subject to possible allocation.	and
			Signature of Co-Owner, if any
OR
(4)	☐ Mark this box for Cash Consideration for all of your Patina Shares subject to possible allocation.
OR		(9)
			Daytime Phone #	Evening Phone #
		(10)
			Date
(5)	☐ Mark this box for a combination of Stock Consideration and Cash Consideration. Insert the number of Patina Shares for which you elect Stock Consideration subject to possible allocation:	You must complete Substitute Form W-9 on the reverse side.

Box A
ELECTION OF LOST PATINA SHARE CERTIFICATES

        By signing this Election Form, I certify that I am the lawful owner of the Patina Shares described on this Election Form. I have made a diligent search for the certificate(s), and I have been unable to find it (them). I hereby agree (for myself, my heirs, assigns and personal representatives), in consideration of the exchange of the Patina Shares represented by the certificate(s), to completely indemnify, protect and hold harmless Safeco Insurance Company (the "Surety"), [            ], Noble Energy, Inc., Patina Oil & Gas Corporation and their respective affiliates (collectively the "Obligees") from and against all losses, costs and damages which the Obligees may be subject to, or liable for, in respect to the cancellation and exchange of the certificate(s). I agree that this Election Form is delivered to accompany Bond of Indemnity [BOND #] underwritten by the Surety to protect the foregoing Obligees. I agree to surrender the certificate(s) for cancellation if I find it (them) at any time.

Certificate Nos. of Lost Patina Share Certificate(s):

Replacement Fee Calculation for Lost Patina Share Certificate(s):		×		× .02	=$
	Shares Lost		Fair Market Value Per Share of Patina		Total Premium Due ($25.00 minimum)

Please make your check payable to [                        ] and enclose with this form.
We will not be able to complete your exchange without this premium. However, the premium will be waived for any holder who lost a certificate or certificates representing an aggregate number of [            ] Patina Shares or less. If your lost certificate(s) represent Patina Shares with a fair market value of greater than $50,000, please contact the Exchange Agent at [                        ] for further documentation.

Box B CHANGE OF NAME ON ACCOUNT		Box C Notice of Guaranteed Delivery	BOX D SPECIAL DELIVERY INSTRUCTIONS

If you want your shares of Noble Energy, Inc. common stock to be issued in another name, fill in this section with the information for the new account name. If you need more room, please use a separate sheet. The check and/or Noble Energy, Inc. common stock certificate exchanged in connection with the merger will be issued in the name(s) printed in the account information section above unless you indicate a different name below. Your signature and a Medallion Signature Guarantee are required. The Substitute Form W-9 on the reverse side must be completed by the new account holder.		If tendered Patina Shares are being delivered pursuant to a notice of guaranteed delivery, provide the following information.	The Noble Energy, Inc. common stock certificate and/or check will be mailed to the address printed in the account information section above unless you indicate a different address below:
Place Medallion Signature Guarantee Here
Name (Please Print First, Middle & Last Name)		Name of Firm	Name (Please Print First, Middle & Last Name)
Address (Number & Street)		Signature	Address (Number & Street)
Address (City, State & Zip Code)	Signature of Current Owner	Title	Address (City, State & Zip)
New Account's Social Security/Taxpayer ID No.	Signature of Co-Owner, if any	Address (Number & Street)
Address (City, State & Zip)
Area Code and Telephone Number
Date of Execution of Notice of Guaranteed Delivery

(Continued on the Reverse Side)

SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service	PART 1 Taxpayer Identification Number - ENTER YOUR TIN IN THE BOX AT RIGHT. (For most individuals, this is your social security number. If you do not have a TIN, see Obtaining a
	Number in the enclosed	Social Security Number
Guidelines). CERTIFY BY
	SIGNING AND DATING	OR
BELOW.
	Note: If the account is in more than one name, see the chart in the enclosed Guidelines to determine which number to give the payer.	Employer Identification Number (if awaiting TIN, write "Applied For")

Payer's Request for Taxpayer Identification Number ("TIN") and Certification	PART 2 Payees Exempt from Backup Withholding—See the enclosed Guidelines and complete as instructed therein.
PART 3 Certification—Under penalties of perjury, I certify that: (1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
Name (please print)
(2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
Street Address
(3) I am a U.S. person (including a U.S. resident alien).
Certification Instructions. By signing, you are certifying that you have not been notified by
City, State and Zip Code	the IRS that you are subject to backup withholding as a result of a failure to report all interest and dividends or that the IRS has notified you that you are no longer subject to backup withholding. You must cross out this Part 2 if this certification does not apply to you. (Also see instructions in the enclosed Guidelines). The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature	Date	, 2005

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU WROTE "APPLIED FOR" INSTEAD OF A TIN IN THE SUBSTITUTE FORM W-9

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

        I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number to the Exchange Agent, 28% of all reportable payments made to me will be withheld, but will be refunded to me if I provide a certified taxpayer identification number within 60 days.

Signature	Date	, 2005

NOTE: FAILURE TO COMPLETE THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU WITH RESPECT TO SHARES SURRENDERED IN THE MERGER. IN ADDITION, FAILURE TO PROVIDE SUCH INFORMATION MAY RESULT IN A PENALTY IMPOSED BY THE INTERNAL REVENUE SERVICE. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL INFORMATION.

INSTRUCTIONS FOR COMPLETING
THE FORM OF ELECTION

        These instructions are for the accompanying Form of Election for the shares of common stock of Patina Oil & Gas Corporation ("Patina Shares"). All elections are subject to the terms of the merger agreement that was furnished to stockholders as part of the joint proxy statement/prospectus dated [    ], 2005.

        As described in the joint proxy statement/prospectus, we cannot guarantee that you will receive the form of payment that you elect. It is very important that you complete, sign and return the Election Form to [    ], the Exchange Agent, before 5:00 P.M., Houston, Texas time, on [    ], the Election Deadline. Please use the enclosed [    ] envelope, addressed to the Exchange Agent, to return the Form of Election, together with all of your Patina Share certificates or submit your shares by book-entry transfer (see below). All Patina Share certificates must be submitted with the Form of Election no matter what election you make, unless the procedure for book-entry transfer is followed (see below). If you tender your Patina Shares to make an election, you will not be able to sell those Patina Shares, unless you revoke your election prior to the Election Deadline. Assuming that the merger is completed, you will not need to complete or execute a letter of transmittal with respect to any Patina Share certificate(s) that you tender with the Form of Election.

        Any disputes regarding your election or the elections made by other Patina stockholders will be resolved by Noble Energy, Inc. ("Noble Energy"), whose decision will be final for all parties concerned. The Exchange Agent has the absolute right to reject any and all Forms of Election which it determines are not in proper form or to waive defects in any form. Surrenders of certificates will not be effective until all defects or irregularities that have not been waived by the Exchange Agent have been corrected. Please return your Form promptly to allow sufficient time to correct any possible deficiencies before the Election Deadline.

Shares Held by a Broker, Bank or Other Nominee; Book-entry Transfer

        If some of your shares are held in "street name" by a broker, bank or other nominee, please contact your broker, bank or other nominee for instructions on what to do with those shares, and follow those instructions. These shares may be eligible for book-entry transfer from your broker, bank or other nominee to the account of the Exchange Agent. These instructions may require that you and your broker, bank or other nominee complete and deliver to the Exchange Agent the enclosed Notice of Guaranteed Delivery, along with a duly executed Election Form. In completing the Notice of Guaranteed Delivery, you or your broker, bank or other nominee should check the applicable box on the Notice of Guaranteed Delivery to indicate that the shares will be tendered by book-entry transfer, and provide the DTC Account Number and Transaction Code Number in the applicable spaces.

Account Information

        The front of the Form of Election shows the registration of your account and the number of shares owned by you as reflected on the records of Patina at the time of mailing these instructions.

        Mark through any incorrect address information that is printed in this area on the Form of Election. Clearly print your correct address in the space beside the printed information.

        If you are a trustee, executor, administrator or someone who is acting on behalf of a stockholder and your name is not printed on the Form of Election, you must include your full title and send us proper evidence of your authority to submit the form to exchange the Patina Shares.

Election Options and Required Signatures

        The terms of the merger agreement allow you to choose the form of consideration you receive in exchange for your Patina Shares. However, as explained in the joint proxy statement/prospectus, we cannot guarantee that you will receive the form of merger consideration that you elect. Stockholders receiving any Noble Energy common stock as consideration in the merger will receive cash in lieu of any fractional shares of Noble Energy common stock. For more information, please refer to the joint proxy statement/prospectus dated [    ], 2005. Regardless of the option you choose, your stock certificates or notice of guaranteed delivery must be returned with the completed and duly executed Form of Election for your election to be valid. If you do not hold shares in certificated form, you are still required to complete and return the Form of Election (please contact your broker, bank or other nominee for more information).

  Payment Options

        Select from the following options:

  •
  Stock consideration, subject to possible allocation

  •
  Cash consideration, subject to possible allocation

  •
  Stock consideration, subject to possible allocation, for the number of shares designated by you as being tendered in the space provided on the Election Form, and cash consideration, subject to possible allocation, for the remainder of your shares tendered.

        If you fail to submit a properly completed Form of Election, together with your stock certificates (or a properly completed Notice of Guaranteed Delivery) or complete the procedure for book-entry transfer, prior to the Election Deadline, you will be deemed not to have made an election. As a non-electing holder, you will be paid approximately equivalent value per share to the amount paid per share to holders making elections, but you may be paid all in cash, all in Noble Energy common stock, or in part cash and in part Noble Energy common stock, depending on the remaining pool of cash and Noble Energy common stock available for paying merger consideration after honoring the cash elections and stock elections that other stockholders have made.

  Required Signatures

        All stockholders listed on the account must sign the Form of Election. Please be sure to include your daytime telephone number.

Transfer Taxes

        In the event that any transfer or other taxes become payable by reason of the payment of the merger consideration in any name other than that of the record holder, such transferee or assignee must pay such tax to Noble Energy or must establish to the satisfaction of Noble Energy that such tax has been paid.

Taxpayer Identification Number and Backup Withholding

        In order to avoid "backup withholding" of U.S. federal income tax on payment of the cash portion of the merger consideration, each U.S. stockholder of Patina Shares must, unless an exemption applies, provide the Exchange Agent with such stockholder's correct taxpayer identification number ("TIN") on the Substitute Form W-9 included in this Election Form and certify, under penalties of perjury, that such TIN is correct, that such stockholder is not subject to backup withholding and that such stockholder is a U.S. person. If a stockholder does not provide such stockholder's correct TIN or fails to provide the required certifications, the Internal Revenue Service (the "IRS") may impose a penalty of $50 on such stockholder and payment of cash to such stockholder pursuant to the merger may be subject to backup withholding of 28%.

        Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against the U.S. federal income tax liability of the person subject to the backup withholding, provided that the required information is given to the IRS. If backup withholding results in an overpayment of tax, a refund can be obtained by the stockholder upon filing a U.S. federal income tax return.

        The surrendering stockholder is required to give the Exchange Agent the TIN (i.e., the social security number or the employer identification number) of the record holder of the Patina Shares. If the Patina Shares are held in more than one name or are not registered in the name of the actual owner, consult the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional guidance on which TIN to report.

        If the surrendering stockholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future, such stockholder should write "Applied For" in the space provided for the TIN in Part 1 of the Substitute Form W-9 and sign and date the Substitute Form W-9. The stockholder or other payee must also complete the Certificate of Awaiting Taxpayer Identification Number at the bottom of the Substitute Form W-9. Notwithstanding that the Certificate of Awaiting Taxpayer Identification Number is completed, the Exchange Agent will withhold 28% on all reportable payments made prior to the time a properly certified TIN is provided to the Exchange Agent. See the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional information on obtaining a TIN.

        Certain stockholders (including, among others, corporations and certain foreign individuals and entities) are exempt from backup withholding but may be required to provide evidence of their exemption from backup withholding. Exempt U.S. stockholders should indicate their exempt status on the Substitute Form W-9. See the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for more instructions. In order for a foreign person to qualify as exempt, such person must submit a properly completed Form W-8, Certificate of Foreign Status (instead of a Substitute Form W-9), signed under penalties of perjury, attesting to such stockholder's foreign status. Such Form W-8 may be obtained from the Exchange Agent.

        You are urged to consult your tax advisor regarding your qualification for exemption from backup withholding and the procedure for obtaining such exemption.

        UNLESS YOU ARE REPORTING LOST CERTIFICATES, ARE CHANGING THE NAME ON YOUR ACCOUNT, SEEKING DELIVERY OF NOBLE ENERGY, INC. COMMON STOCK CERTIFICATE AND/OR CHECK TO AN ADDRESS OTHER THAN THE ONE PRINTED IN THE ACCOUNT INFORMATION SECTION OF THE FORM OF ELECTION, OR ARE TENDERING PURSUANT TO A NOTICE OF GUARANTEED DELIVERY, YOU DO NOT NEED TO COMPLETE BOX A, B OR C OF THE FORM. HOWEVER, BEFORE YOU MAIL YOUR FORM OF ELECTION, MAKE SURE YOU DO THE FOLLOWING:

        (1)   Verify the election you have chosen;

        (2)   Sign, date and include your daytime phone number;

        (3)   Verify the Social Security Number or other TIN printed on the form and complete the Substitute Form W-9; and

        (4)   Include your Patina Share certificates along with the Election Form in the enclosed [    ] envelope.

Box A: Election of Lost Patina Share Certificates

        Complete Box A if you are unable to locate any or all of the certificates of your Patina Shares tendered.

Box B: Change of Name on Account

        If you want your shares of Noble Energy common stock registered in, and/or your check made payable to, a name or names different from the name(s) printed on the Election Form, please follow the instructions below.

        First, print the name(s) and address(es) of the person(s) to receive the shares of Noble Energy common stock and/or check in the space provided. Then, refer to the procedures printed below for the requirements needed to make some of the most frequently requested types of registration changes. These documents must accompany your Patina Share certificate(s), if applicable, and your Election Form.

  Name change due to marriage or transfer of ownership to another individual:

        1.     Obtain a signature guarantee for the stockholder whose name is printed on the Form of Election. If it is a joint account, both owners must sign and have their signatures guaranteed. Each signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

  Stockholder whose name is printed on the Form of Election is deceased. You are the executor or administrator of the estate:

        1.     Provide a certified (under raised seal) copy of the Court Qualification appointing the legal representative (dated within 60 days).

        2.     Obtain a signature guarantee for the legal representative. The signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

  The account is a joint account and one of the account holders is deceased. Issuing shares and/or check to the survivor only:

        1.     Provide a certified (under raised seal) copy of death certificate.

        2.     Survivor's signature (signature guarantee is not necessary in this case).

  The account is a joint account and one of the account holders is deceased. Issuing shares and/or check to the survivor and adding a name:

        1.     Provide a certified (under raised seal) copy of death certificate.

        2.     Survivor must obtain a signature guarantee. The signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

  The account is a custodial account and the former minor has reached the legal age of majority:

        1.     The custodian must obtain a signature guarantee. The signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Security Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

  If the request is being made by the minor who has now reached the age of majority:

        1.     The former minor must obtain a signature guarantee. This signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

        2.     Provide a certified (under raised seal) copy of the birth certificate for the former minor.

  You want to have the account registered in the name of a trust:

        1.     Obtain a signature guarantee for the stockholder whose name is printed on the Election Form. If it is a joint account, both owners must sign and have their signatures guaranteed. Each signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

        2.     Provide a copy of the first and last pages of the trust agreement.

        If your circumstances differ from those listed above, or if you have any other questions, please contact the Exchange Agent at [    ] (toll free).

Box C: Notice of Guaranteed Delivery

        Complete this area if you are not delivering your Patina Share certificate(s) with the Form of Election or the procedure for book-entry transfer cannot be completed on a timely basis and you will be completing the enclosed Notice of Guaranteed Delivery. Stockholders whose certificate(s) for Patina Shares are not immediately available or who cannot deliver their certificates for Patina Shares to the Exchange Agent or the tendering of whose Patina Shares by book-entry transfer cannot be completed on or prior to the Election Deadline may make an effective election for their Patina Shares by properly completing and duly executing the enclosed Notice of Guaranteed Delivery. Pursuant to this procedure, (i) the election must be made by or through an eligible institution, (ii) a properly completed and duly executed Notice of Guaranteed Delivery must be received by the Exchange Agent, together with a properly completed and duly executed Election Form (or a manually signed facsimile thereof), on or prior to the Election Deadline, and (iii) the certificate(s) evidencing all physically surrendered Patina Shares (or a confirmation evidencing the transfer of all Patina Shares tendered by book-entry transfer), together with any required signature guarantees, and any other documents required by this Form of Election, must be received by the Exchange Agent by 5:00 p.m., Houston, Texas time, on the date that is two business days after the Election Deadline.

Box D: Special Delivery Instructions

        Complete this area only if you want the Noble common stock certificates and/or check to be delivered to an address other than the one printed in the account information section of the Form of Election.

DELIVERY INSTRUCTIONS

The Exchange Agent is:
[ ]
For more information, please call [ ]
By Mail: (First Class, Registered or Certified)	By Facsimile Transmission: [ ]
[ ]	To Confirm Facsimile Transmission: (For Eligible Institutions Only) [ ]
By Overnight Courier: (FedEx, Airborne, UPS, DHL, USPS Express Mail) [ ]	By Hand: [ ]

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  EXHIBIT 99.3
Form of Election and Guide